Exhibit 23.2

CONSENT OF PAUMANOK PUBLICATIONS, INC.

Date: July 12, 2017

We hereby irrevocably consent to the use of our company’s name, all reference to reports conducted by us and the other information and data related thereto in (including through incorporation by reference in) the registration statement on Form S-3, and any amendment, prospectus or prospectus supplement in connection therewith, filed with the Securities and Exchange Commission by KEMET Corporation (Registration No. 333-              ) for the registration of KEMET Corporation’s common stock.

PAUMANOK PUBLICATIONS, INC.

By:	/s/ Dennis M. Zogbi
	Name:	Dennis M. Zogbi
	Title:	Chief Executive Officer